UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 8, 2013

(Date of earliest event reported: January 8, 2013)

CELLCEUTIX CORPORATION

Nevada	30-0565645

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

100 Cumming Center, Suite 151-B

Beverly, MA  01915

 (Address of principal executive offices and zip code)

(978)-236-8717

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.02  Termination of Material Definitive Agreement.

On May 8, 2012, the Company entered into a Subscription Agreement to sell $1,000,000 Series A Convertible Preferred Shares in increments to an accredited investor.   An aggregate of $400,000 of the Series A Convertible Preferred was funded to date,  The entire agreement between the parties, containing all of the terms and conditions of the Agreement, is set forth in an 8K filed with the Securities and Exchange Commission on May 10, 2012.

On January 8th, 2013, the Company and the accredited investor mutually agreed to terminate the Subscription Agreement for the remaining $600,000.  The Company  did not incur any termination penalties.

Item 9.01  Financial Statements and Exhibits.

Exhibits

Ex- 10.39	Mutual Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 2013

CELLCEUTIX CORPORATION

By:	/s/ Leo Ehrlich
Chief Executive Officer